ENTERCOM COMMUNICATIONS CORP.

CONFIRMATION OF AUTHORITY

TO SIGN STATEMENTS OF BENEFICIAL OWNERSHIP

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John C. Donlevie, Jacquelyn J. Orr and Eugene D. Levin, and

each of them, the undersigned's true and lawful attorney-in-fact to:

  1. execute for an on behalf of the undersigned, in the undersigned's capacity as a Section 16 Reporting Person of Entercom Communications Corp. (the

"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules and regulations thereunder; and

  2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form

3, 4, or 5 and timely file such form with the United States Securities and Exchange

Commission and any stock exchange or similar authority.

 The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

 This confirmation of authority shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has executed this confirmation on this 19 day of April, 2004.

 /s/ Robert S. Wiesenthal

 Robert S. Wiesenthal